EXECUTION COPY


                          AMENDMENT NO. 1 TO D WARRANT

               THIS AMENDMENT NO. 1 TO D WARRANT (this "First D Warrant Amendment"), dated as of July 28, 1995, is made by ERLY Industries Inc., a California corporation (the "Issuer") in favor of INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("INCC").

                                    RECITALS

        A. Issuer has issued in favor of INCC that certain Warrant to Purchase Common Stock of ERLY Industries Inc., denominated the "D Warrant," dated as of February 16, 1995 (the "D Warrant"). INCC is the sole "Holder" (as defined in the D Warrant) of the D Warrant.

        B. Concurrently herewith, Issuer and INCC are entering into that certain Agreement (the "Agreement"), pursuant to which, among other things, INCC has agreed to amend the D Warrant as provided for herein.

                                    AGREEMENT

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

        1.     Amendments to D Warrant.

               a. Amendment of Section 4.C (Issuance of Additional Shares of Common Stock or Convertible Securities). Delete Section 4.C of the Warrant and replace it with the following:

                             C. Issuance of Additional Shares of Common Stock or
                      Convertible Securities. If at any time or from time to time the Issuer shall (except as provided below) issue, whether in connection with the merger of a corporation into the Issuer or otherwise, any Additional Shares of Common Stock or Convertible Securities, then the number of shares of Common Stock comprising a Stock Unit from such time shall be adjusted to be that number determined by multiplying the number of shares of Common Stock comprising a Stock Unit immediately prior to such adjustment by a fraction (x) the numerator of which shall be (A) the number of shares of Fully Diluted Outstanding Common Stock (other than shares for which this

                                                              EXECUTION COPY
4658\A019LA.JBL                                      Amendment 1 to D Warrant

                      Warrant is exercisable) immediately prior to such adjustment plus (B) the number of such Additional Shares of Common Stock so issued (or the number of shares of Common Stock into which such Convertible Securities are convertible or exchangeable, as the case may be), and (y) the denominator of which shall be the number of shares of Fully Diluted Outstanding Common Stock (other than shares for which this Warrant is exercisable) immediately prior to such adjustment.

                             Upon any subsequent adjustment in the number of
                      shares of Common Stock into which any Convertible Securities are convertible or exchangeable (including any reductions in such number), the number of shares of Common Stock comprising a Stock Unit shall be recalculated in accordance with the preceding sentence; provided, however, that if such subsequent adjustment is a reduction in the number of shares of Common Stock into which any Convertible Securities are convertible or exchangeable, the numerator to be used in such recalculation shall be, in lieu of the numerator described in (x) in the preceding sentence, (A) the number of shares of Fully Diluted Outstanding Common Stock (other than shares for which this Warrant is exercisable) immediately prior to such adjustment minus (B) a number equal to any reduction in the number of shares of Common Stock into which such Convertible Securities are convertible or exchangeable, as the case may be.

                             No further adjustments of the number of shares of
                      Common Stock comprising a Stock Unit shall be made upon the actual issuance of Common Stock upon the conversion or exchange of any Convertible Securities.

                             The foregoing provisions of this Subsection C shall
                      not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Subsection A or B of this Section 4.

               b. Amendment of Section 4.D(2) (When Adjustments to Be Made). Delete Section 4.D(2) of the Warrant and replace it with the following:

                             2. When Adjustments to Be Made. The adjustments
                      required by the preceding Subsections of this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur (including upon any adjustment in the number of shares of Common Stock into which any Convertible

                                                                EXECUTION COPY
4658\A019LA.JBL                                        Amendment 1 to D Warrant

                      Securities are convertible or exchangeable). For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

        2. Representations and Warranties. Issuer hereby represents and warrants as follows:

               a. Organization, etc. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the state of California, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary, has full power and authority to own, and hold under lease, its property and to conduct its business as presently conducted by it and as proposed to be conducted, and has full power and authority to enter into and perform its obligations under this First D Warrant Amendment.

               b. Power; Authorization. The execution, delivery and performance by Issuer of this First D Warrant Amendment: (a) are within Issuer's powers; (b) have been duly authorized by all necessary or proper corporate or stockholder action; (c) are not in contravention of any provision of Issuer's articles of incorporation or bylaws, (d) will not violate any law or regulation, or any order or decree of any court or governmental authority; (e) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Issuer is a party or by which Issuer or any of its property is bound; (f) will not result in the creation or imposition of any lien upon any of the property of Issuer; and (g) do not require the consent or approval of any governmental authority or any other Person.

               c. Validity, etc. This First D Warrant Amendment constitutes the legal, valid, and binding obligation of Issuer enforceable in accordance with its terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the enforceability of the rights of creditors generally.

        3.     Miscellaneous.

               a. Complete Agreement. This First D Warrant Amendment and the D Warrant as amended hereby constitute the complete agreement between Issuer and INCC with respect to the subject matter hereof and thereof, and supersede any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter hereof and thereof, including, without limitation, that certain letter agreement from INCC to Issuer dated as of June 9, 1995.

                                                                 EXECUTION COPY
4658\A019LA.JBL                                        Amendment 1 to D Warrant

               b. Headings. The various headings of this First D Warrant Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this First D Warrant Amendment.

               c. Governing Law. This First D Warrant Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflict of laws.

               d. Effect of This First D Warrant Amendment. Issuer hereby acknowledges and agrees to the following:

                      (i) Except to the extent specifically amended by the terms of this First D Warrant Amendment, all of the provisions of the D Warrant shall remain in full force and effect to the extent in effect on the date hereof.


                                                                 EXECUTION COPY
4658\A019LA.JBL                                        Amendment 1 to D Warrant

               (ii) In the event of any inconsistency between the provisions of this First D Warrant Amendment and any other provision of the D Warrant, the terms and provisions of this First D Warrant Amendment shall govern and control.

               e. Effective Date of This First D Warrant Amendment. This First D Warrant Amendment shall be effective as of February 16, 1995.

               IN WITNESS WHEREOF, Issuer has caused this First D Warrant Amendment to be signed in its name by its President or Vice President and attested by its Secretary or an Assistant Secretary as of the day and year first above written.


                                           ERLY INDUSTRIES INC., a California
                                                corporation

                                                By: /S/ Kurt Grey
                                                    -----------------
                                                    Name: Kurt Grey
                                                    Title: Vice President


ATTEST:


By:  /S/ Thomas A. Whitlock
     -----------------------
Name:  Thomas A. Whitlock
Title:  Vice President;
         Controller

THE UNDERSIGNED, AS SOLE HOLDER OF
THE D WARRANT, CONSENTS TO THE FOREGOING
AMENDMENT OF THE D WARRANT


INTERNATIONALE NEDERLANDEN (U.S.)
CAPITAL CORPORATION, a Delaware
corporation


By:  /S/ Michael W. Adler
    ---------------------
Name:   Michael W. Adler
Title:  Vice President

                                                                 EXECUTION COPY
4658\A019LA.JBL                                       Amendment 1 to D Warrant